CFS BANCORP, INC.

707 RIDGE RD.

MUNSTER, IN 46321

ATTN: MONICA F. SULLIVAN

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 28, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 28, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63049-S09991	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

     CFS BANCORP, INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.         To consider and vote upon a proposal to approve the Agreement of Reorganization and Merger dated May 13, 2013 between First Merchants Corporation and CFS, and to approve the transactions contemplated thereby (the “CFS Merger Proposal”).

	☐	☐	☐

2. To approve one or more adjournments of the CFS special meeting, if necessary or appropriate, to solicit additional proxies in favor of the CFS Merger Proposal.	☐	☐	☐

3. To approve, in a non-binding advisory vote, the compensation payable to CFS’ named executive officers in connection with the CFS Merger Proposal.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

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M63050-S09991

CFS BANCORP, INC.

Special Meeting of Shareholders

October 29, 2013 10:00 AM Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints the Board of Directors of CFS Bancorp, Inc. (“Company”) or any successors thereto, as proxies, with full power of substitution, to represent and to vote as indicated on the reverse side of this card all shares of common stock of CFS Bancorp, Inc. (the “Company”) held in the name of the undersigned on September 20, 2013, at the Special Meeting of Shareholders to be held at the Center for Visual and Performing Arts, located at 1040 Ridge Road, Munster, Indiana on Tuesday, October 29, 2013 at 10:00 a.m. Central Time and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present. This proxy card also provides voting instructions for shares of common stock that are held in a Company benefit plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PROXIES. AT THIS PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side